EXHIBIT 23(i)

                          STROOCK & STROOCK & LAVAN LLP
                                 180 MAIDEN LANE
                             NEW YORK, NY 10038-4982

                               PHONE 212-806-5400
                                FAX 212-806-6006


August 2, 1999


MetaMarkets.com Funds
400 Oyster Point Blvd.
Suite 414
South San Francisco, CA  94080

Ladies and Gentlemen:

We have acted as counsel to MetaMarkets.com Funds (the "Fund") in connection with the preparation of a Registration Statement on Form N-1A, Registration Nos. 811-09351; 333-79045 (the "Registration Statement"), covering shares of beneficial interest (the "Shares") of the Fund.

We have examined copies of the Amended and Restated Agreement and Declaration of Trust and By-Laws of the Fund, the Registration Statement and such other documents, records, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

Based upon the foregoing, we are of the opinion that the Fund is authorized to issue an unlimited number of Shares, and that, when the Shares are issued and sold and the authorized consideration therefor is received by the Fund, they will be validly issued, fully paid and nonassessable by the Fund.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included in the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Fund or any distributor or dealer in connection with the registration and qualification of the Fund or its Shares under the securities laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STROOCK & STROOCK & LAVAN LLP